       As filed with the Securities and Exchange Commission on November 13, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ___________________

                               EXELON CORPORATION
            (Exact name of registrant as specified in its charter)


                 Pennsylvania                                     23-2990190
(State or Other Jurisdiction of Incorporation         (I.R.S. Employer Identification No.)
               or Organization)



                    37/th/ Floor, 10 South Dearborn Street
                            Post Office Box A-3005
                         Chicago, Illinois 60690-3005
                                (312) 394-4321
             (address of Registrant's principal executive offices)

   PECO Energy Company Deferred Compensation and Supplemental Pension Plan; PECO Energy Company Management Group Deferred Compensation and Supplemental
                                 Pension Plan;
    PECO Energy Company Unfunded Deferred Compensation Plan for Directors;
               Exelon Corporation 1989 Long Term Incentive Plan;
                   PECO Energy Company Employee Savings Plan;
       Unicom Corporation Amended and Restated Long Term Incentive Plan;
                  Unicom Corporation 1996 Directors' Fee Plan;
               Unicom Corporation Retirement Plan for Directors;
           Commonwealth Edison Company Retirement Plan for Directors;
           Commonwealth Edison Employee Savings and Investment Plan
                           (Full title of the plans)

                              RUTH ANN M. GILLIS
               Senior Vice President and Chief Financial Officer
                              Exelon Corporation
                    37/th/ Floor, 10 South Dearborn Street
                         Chicago, Illinois 60690-3005
                                (312) 394-4321
                    (Name and address of agent for service)

                                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================================
        Title of securities                               Amount to be   Proposed maximum Proposed maximum  Amount of
          to be registered                                registered     Offering price   Aggregate         registration fee
                                                                         per share        offering price
--------------------------------------------------------------------------------------------------------------------------------


Common Stock, no par value (1)                         18,290,000(1)    $55.97(2)        $1,023,691,300(2)       $270,254.50

Obligations under PECO Energy Company Deferred
Compensation and Supplemental Pension Plan, PECO
Energy Company Management Group Deferred
Compensation and Supplemental Pension Plan, and PECO
Energy Company Unfunded Deferred Compensation Plan
for Directors (3)                                     $41,900,000(4)       100%(4)       $   41,900,000(4)       $ 11,061.60

                                                                                         $1,065,591,300          $281,316.10
Total
==================================================================================================================================

(1) This registration statement covers shares of Common Stock of the Registrant ("Shares") which may be offered or sold pursuant to the following plans:
     Exelon Corporation 1989 Long Term Incentive Plan, 10,000,000 Shares; PECO Energy Company Employee Savings Plan, 5,000 Shares; Unicom Corporation Amended and Restated Long Term Incentive Plan, 5,855,000 Shares; Unicom Corporation 1996 Directors' Fee Plan, 20,000 Shares; Unicom Corporation Retirement Plan for Directors, 5,000 Shares; Commonwealth Edison Company Retirement Plan for Directors, 5,000 Shares; and Commonwealth Edison Employee Savings and Investment Plan, 2,400,000 Shares. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to each of the Plans. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of Shares which may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the common stock of the Registrant as reported on the New York Stock Exchange on November 7, 2000.

(3) This registration statements covers Obligations of the Registrant under the following plans: PECO Energy Company Deferred Compensation and Supplemental Pension Plan, $34,000,000; PECO Energy Company Management Group Deferred Compensation and Supplemental Pension Plan, $5,100,000; and PECO Energy Company Unfunded Deferred Compensation Plan for Directors, $2,800,000. Such Obligations are unsecured obligations of the Registrant to pay certain benefits in the future in accordance with the respective terms of such plans.

(4)  Estimated solely for the purpose of calculating the registration fee.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, as filed by Exelon Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

        (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of the Registrant's Registration Statement on Form S-4 filed on May 15, 2000 (Registration No. 333-37082).

        (b) The description of the Registrant's common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment thereto or report filed for the purpose of updating such description.

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements set forth in the prospectus referred to in (a) above.

     All reports and other documents subsequently filed by the Registrant or the any of the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The Obligations (the "Obligations") under the PECO Energy Company Deferred Compensation and Supplemental Pension Plan, the PECO Energy Company Management Group Deferred Compensation and Supplemental Pension Plan, and the PECO Energy Company Unfunded Deferred Compensation Plan for Directors are general unsecured obligations of the Registrant to pay certain benefits in the future in accordance with the respective terms of those Plans from the general assets of the Registrant, and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding.

         The Obligations are not subject to redemption, in whole or in part, prior to the termination, retirement or death of the participant. However, the Registrant reserves the right to amend or terminate the related Plans at any time, except that no such amendment or termination shall adversely affect a participant's right to Obligations in the amount of the participant's account as of the date of such amendment or termination.

         The Obligations are not convertible into another security of the Registrant. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Obligations and each participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

        Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

        Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However,
Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

        The Registrant's by-laws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees and disbursements) incurred in connection with any proceeding. The Registrant's by-laws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from the Registrant of a personal benefit to which the recipient is not legally entitled.

        As permitted by PBCL Section 1713, the Registrant's by-laws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of the Registrant or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

        The Registrant has purchased directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number          Exhibit
------          -------


4.1 The Registrant's Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4 filed with the Commission on May 15, 2000).

4.2      PECO Energy Company Deferred Compensation and Supplemental Pension
         Plan.

4.3 PECO Energy Company Management Group Deferred Compensation and Supplemental Pension Plan.

4.4      PECO Energy Company Unfunded Deferred Compensation Plan for Directors.

4.5 Exelon Corporation 1989 Long Term Incentive Plan (incorporated by reference to Post-Effective Amendment No. 1 to Form S-4 Registration Statement, File No. 333-37082, Exhibit No. 4.2).

4.6 PECO Energy Company Employee Savings Plan (incorporated by reference to Post-Effective Amendment No. 1 to Form S-4 Registration Statement, File No. 333-37082, Exhibit No. 4.4).

4.7 Unicom Corporation Amended and Restated Long Term Incentive Plan (incorporated by reference to Exhibit A to the Unicom Corporation Proxy Statement dated April 7, 1999, File No. 1-11375).

4.8 First Amendment to the Unicom Corporation Amended and Restated Long Term Incentive Plan.

4.9 Second Amendment to the Unicom Corporation Amended and Restated Long Term Incentive Plan.

4.10 Unicom Corporation 1996 Directors' Fee Plan (incorporated by reference to Appendix A of the Unicom Corporation Proxy Statement dated April 8, 1996, File No. 1-11375).

4.11     Second Amendment to the Unicom Corporation 1996 Directors' Fee Plan.

4.12     Unicom Corporation Retirement Plan for Directors (as amended).

4.13     Commonwealth Edison Company Retirement Plan for Directors (as amended).

4.14 Commonwealth Edison Employee Savings and Investment Plan (incorporated by reference to Form S-8 Registration Statement, File No. 333-10613, Exhibit No. (4)-4).

4.15 Amendment Nos. 1 through 6 to Commonwealth Edison Employee Savings and Investment Plan.

5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Arthur Andersen LLP.

23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5.1 hereof).

24.1     Powers of Attorney.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of each Plan's respective annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on the 31st day of October, 2000.



                                  EXELON CORPORATION


                                  By: /s/ Corbin A. McNeill, Jr.
                                      --------------------------
                                      Corbin  A. McNeill, Jr.
                                      Chairman and Co-Chief Executive Officer


                                  By: /s/ John W. Rowe
                                      -------------------------
                                      John W. Rowe
                                      President and Co-Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on October 31, 2000.

             Signature                               Capacity                                  Date
             ---------                               --------                                  ----
/s/ Corbin A. McNeill, Jr.                Chairman, Co-Chief Executive Officer               October 31, 2000
-----------------------------------       and Director
Corbin A. McNeill, Jr.

/s/ John W. Rowe                          President, Co-Chief Executive Officer              October 31, 2000
-----------------------------------       and Director
John W. Rowe

/s/ Ruth Ann M. Gillis                    Senior Vice President and Chief                    October 31, 2000
-----------------------------------       Financial Officer
Ruth Ann M. Gillis                        (Principal Financial Officer)

/s/ Jean Gibson                           Vice President and Corporate                       October 31, 2000
-----------------------------------       Controller
Jean Gibson                               (Principal Accounting Officer)


     This Registration Statement has also been signed by Corbin A. McNeill, Jr., in his individual capacity as a Director and as Attorney-in-Fact, on behalf of the following Directors on the date indicated:


              Edward A. Brennan                   Carlos H. Cantu
           Admiral Daniel L. Cooper             M. Walter D'Alessio
            Admiral Bruce DeMars                G. Fred DiBona, Jr.
               Sue Ling Gin                     Richard H. Glanton
             Rosemarie B. Greco                  Edgar D. Jannotta
               John M. Palms                       John W. Rogers
               John W. Rowe                         Ronald Rubin
             Richard L. Thomas


By:  /s/ Corbin A. McNeill, Jr.
     --------------------------
     Corbin A. McNeill, Jr.
     (Director and Attorney-in-Fact for the Directors set forth above)

The Plans.  Pursuant to the requirements of the Securities Act of 1933, each of
---------
the Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on the dates indicated.

                  Plan Name                          Signature of Plan Representative                 Date
                  ---------                          --------------------------------                 ----
 PECO Energy Company Deferred Compensation and        /s/ J. Barry Mitchell                     October 31, 2000
 Supplemental Pension Plan                          ---------------------------------------
                                                             J. Barry Mitchell

 PECO Energy Company Management Group Deferred        /s/ J. Barry Mitchell                     October 31, 2000
 Compensation and Supplemental Pension Plan         ---------------------------------------
                                                             J. Barry Mitchell

 PECO Energy Company Unfunded Deferred                /s/ J. Barry Mitchell                     October 31, 2000
 Compensation Plan for Directors                    ---------------------------------------
                                                             J. Barry Mitchell

 Exelon Corporation 1989 Long Term Incentive          /s/ J. Barry Mitchell                     October 31, 2000
 Plan                                               ---------------------------------------
                                                             J. Barry Mitchell

 PECO Energy Company Employee Savings Plan            /s/ J. Barry Mitchell                     October 31, 2000
                                                    ---------------------------------------
                                                             J. Barry Mitchell

Commonwealth Edison Employee                          /s/ Ruth Ann M. Gillis                    October 31, 2000
Savings and Investment Plan                         ----------------------------------------
                                                          Ruth Ann M. Gillis

                                 Exhibit Index
                                 -------------

4.1 The Registrant's Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4 filed with the Commission on May 15, 2000).

4.2      PECO Energy Company Deferred Compensation and Supplemental Pension
         Plan.

4.3 PECO Energy Company Management Group Deferred Compensation and Supplemental Pension Plan.

4.4      PECO Energy Company Unfunded Deferred Compensation Plan for Directors.

4.5 Exelon Corporation 1989 Long Term Incentive Plan (incorporated by reference to Post-Effective Amendment No. 1 to Form S-4 Registration Statement, File No. 333-37082, Exhibit No. 4.2).

4.6 PECO Energy Company Employee Savings Plan (incorporated by reference to Post-Effective Amendment No. 1 to Form S-4 Registration Statement, File No. 333-37082, Exhibit No. 4.4).

4.7 Unicom Corporation Amended and Restated Long Term Incentive Plan (incorporated by reference to Exhibit A to the Unicom Corporation Proxy Statement dated April 7, 1999, File No. 1-11375).

4.8 First Amendment to the Unicom Corporation Amended and Restated Long Term Incentive Plan.

4.9 Second Amendment to the Unicom Corporation Amended and Restated Long Term Incentive Plan.

4.10 Unicom Corporation 1996 Directors' Fee Plan (incorporated by reference to Appendix A of the Unicom Corporation Proxy Statement dated April 8, 1996, File No. 1-11375).

4.11     Second Amendment to the Unicom Corporation 1996 Directors' Fee Plan.

4.12     Unicom Corporation Retirement Plan for Directors (as amended).

4.13     Commonwealth Edison Company Retirement Plan for Directors (as amended).

4.14 Commonwealth Edison Employee Savings and Investment Plan (incorporated by reference to Form S-8 Registration Statement, File No. 333-10613, Exhibit No. (4)-4).

4.15 Amendment Nos. 1 through 6 to Commonwealth Edison Employee Savings and Investment Plan.

5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Arthur Andersen LLP.

23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5.1 hereof).

24.1     Powers of Attorney.